SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement        [   ]   Confidential, for Use of the
[ X ]   Definitive Proxy Statement                 Commission Only (as permitted
[   ]   Definitive Additional Materials            by Rule 14a-6(e)(2))
[   ]   Soliciting Material Pursuant
        to Rule 14a-11(c) or Rule 14a-12


                           The Recovery Network, Inc.
                       ---------------------------------
                (Name of Registrant as Specified in Its Charter)


                      ------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:



       (2) Aggregate number of securities to which transaction applies:



       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



       (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:



[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:



         (2)      Form, Schedule or Registration Statement No.:



         (3)      Filing Party:



         (4)      Date Filed:

                           THE RECOVERY NETWORK, INC.
                          1411 Fifth Street, Suite 200
                         Santa Monica, California 90401

                          ---------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 1998

To the Shareholders of The Recovery Network, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of The Recovery Network, Inc. (the "Company") will be held at the offices of the Company, 1411 Fifth Street, Suite 200, Santa Monica, California 90401, on Thursday, September 10, 1998 at 2:00 p.m., Pacific time, to consider and act upon the following matters:

(1) To approve the issuance of additional shares of the Company's Common Stock pursuant to certain Subscription Agreements dated June 29, 1998 between the Company and the subscribers referred to therein; and

(2) To transact such other business as may properly come before the Meeting, including any adjournments or postponements thereof.

         Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

         The close of business on July 29, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors,

                                               /s/GREGORY L. RICHEY
                                                  -----------------
                                                  GREGORY L. RICHEY
                                                      Secretary
Santa Monica, California
August 12,  1998

--------------------------------------------------------------------------------


It is important that your shares be represented at the Meeting. Each shareholder is urged to sign, date and return the enclosed proxy card which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company's transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

--------------------------------------------------------------------------------

                           THE RECOVERY NETWORK, INC.
                          1411 Fifth Street, Suite 200
                         Santa Monica, California 90401

                               -----------------

                                 PROXY STATEMENT

                              --------------------



         This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), of The Recovery Network, Inc., a Colorado corporation (the "Company") in connection with the solicitation by and on behalf of its Board of Directors of proxies ("Proxy" or "Proxies") for use at a Special Meeting of Shareholders (the "Meeting") to be held on Thursday, September 10, 1998, at 2:00 p.m., Pacific time, at the offices of the Company, 1411 Fifth Street, Suite 200, Santa Monica, California 90401 and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of a Special Meeting of Shareholders. The cost of preparing, assembling and mailing the Notice of a Special Meeting of Shareholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is August 14, 1998.

         Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted in favor of each of the proposals set forth in the accompanying Notice of Special Meeting of Shareholders and described below.

         A Proxy may be revoked by a shareholder at any time before its exercise by filing with Gregory L. Richey, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

         The close of business on July 29, 1998 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 5,977,920 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting.

         A majority of the shares entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting for determining the presence of a quorum but are not counted in the tabulation of the votes cast on the Proposal. Thus, an abstention from voting or a Proxy in which no direction is specified will have the same effect as a vote "against" the matter, even though the shareholder may interpret such action differently.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of August 12, 1998, relating to the beneficial ownership of shares of Common Stock by: (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each of the Company's directors and (iii) all directors and executive officers of the Company as a group.

                                                         Number of shares          Percentage
Name and address of beneficial owner(a)               beneficially owned (b)        of class
---------------------------------------               ----------------------        --------

William D. Moses....................................          766,681(c)             12.4%
George H. Henry(d)..................................          344,183(e)              5.7%
Donald J. Masters...................................          164,342(f)              2.7%
Nimrod J. Kovacs(g).................................           65,623(h)              1.0%
Charlotte Schiff-Jones..............................                  0                 *
Austost Anstalt Schaan (i)..........................          285,657(j)              4.8%
Balmore Funds S.A (k). .............................          285,657(j)              4.8%
All directors and executive officers as                       1,444,425(l)           22.1%
     a group (8 persons)............................


---------------------


* Less than 1%.
(a) Unless otherwise indicated, the address for each named individual or group is in care of The Recovery Network, Inc., 1411 5th Street, Suite 200, Santa Monica, California 90401.
(b) Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of July 15, 1998 have been exercised and converted. Pursuant to a "change of control" provision, which defines a "change of control" to have occurred if individuals who are directors at the beginning of a 24-month period fail to constitute at least two-thirds of all directors of the Company during such period, in the various stock option contracts issued to certain of the beneficial owners, all stock options beneficially owned by such person are currently exercisable. Assumes a base of 5,977,920 shares of Common Stock before any consideration is given to outstanding options, warrants or convertible securities.

(c)      Includes  (i) options to purchase  137,915  shares of Common  Stock and
         (ii) warrants to purchase 43,750 shares of Common Stock.
(d) The address of the beneficial owner is 6860 Sunrise Court, Coral Gables, Florida 33133. (e) Includes (i) options to purchase 47,915 shares of Common Stock and (ii) warrants to purchase 62,500 shares of Common Stock.
(f) Includes (i) options to purchase 88,745 shares of Common Stock, (ii) 37,212 shares of Common Stock held jointly by Mr. Masters and his spouse, (iii) 14,259 shares of Common Stock held in the name of trusts for the benefit of the children of Mr. Masters and his spouse (Mr. Masters disclaims beneficial ownership of the shares of Common Stock held in trust) and (iv) warrants to purchase 6,250 shares of Common Stock held jointly by Mr. Masters and his spouse.
(g) The address of the beneficial owner is 50 Falcon Hills Drive, Highland Ranch, Colorado 80126.

(h)      Includes (i) options to purchase  47,915  shares of Common  Stock,  and
         (ii) warrants to purchase 6,250 shares of Common Stock held by Kovacs Communication, Inc., of which Mr. Kovacs is a controlling shareholder.
(i) The address of the beneficial owner is 7440 Fuerstentum, Lichenstein, Landstrasse 163.
(j) Does not include 77,676 shares of Common Stock (30,000 of which are issuable upon exercise of warrants) issuable only upon the filing of a registration statement by the Company covering such securities and the obtainment of shareholder approval contemplated herein.
(k) The address of the beneficial owner is P.O. Box 4603, Zurich, Switzerland.
(l)      Includes  (i) options to purchase  439,001  shares of Common  Stock and
         (ii) warrants to purchase 118,750 shares of Common Stock.

                                   Proposal 1
      APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES OF THE COMPANY'S COMMON
                STOCK PURSUANT TO CERTAIN SUBSCRIPTION AGREEMENTS

General

         On June 29, 1998 (the "Subscription Date"), the Company entered into Subscription Agreements (the "Agreements") with certain subscribers (the "Subscribers") pursuant to which the Company is entitled to aggregate proceeds of up to $5.5 million (the "Private Placement"). The Agreement, provide for the issuance by the Company of (i) 1,111,110 shares (the "Shares") of Common Stock for $2,500,000, together with warrants to purchase 100,000 shares of Common Stock (the "Warrants") and (ii) up to $3 million of additional shares of Common Stock pursuant to certain put rights (the "Put Rights").

         The Company has also issued to certain placement agents an aggregate of 43,716 shares of Common Stock (the "Placement Shares"), of which 13,115 shares were delivered to an escrow agent and will be released upon the satisfaction by the Company of certain conditions, including the filing by the Company of a registration statement with respect to the Shares, the shares of Common Stock issuable upon exercise of the Warrants and the Placement Shares (collectively, the "Securities") and the approval contemplated herein.

         The Company intents to use the proceeds from the sale of the securities for working capital, general corporate purposes and for the expenses of the Private Placement.

Common Stock and Warrants

         The Shares were sold at an initial price of $2.25 per share (the "Closing Price"), which was 75% of the average of the closing bid prices of the Common Stock for the five day trading period immediately preceding the Subscription Date. Of the 1,111,110 shares purchased, 777,776 shares have been issued and delivered to the Subscribers and 174,415 shares were issued to the
Subscribers but delivered to an escrow agent (the "Escrowed Shares"). The remaining 158,919 shares have not been issued by the Company, as such issuance is conditioned upon the approval contemplated herein. See "Reason for Shareholder Approval". Of the $2,500,000 purchase price of the Common Stock and the Warrants, $1,750,000 was delivered to the Company and $750,000 was delivered to the escrow agent (the "Escrowed Funds"). Delivery of the Escrowed Shares to the Subscribers and the Escrowed Funds to the Company is conditioned upon the filing by the Company of a registration statement with respect to the Securities and the approval contemplated herein.

         The Subscribers received certain reset rights (the "Reset Rights"), which may require the Company to issue additional shares of Common Stock to the Subscribers in the future (the "Reset Shares"). Pursuant to the Reset Rights, the Subscribers will be entitled to additional shares of Common Stock, without the payment of additional consideration, to account for a decrease in the market value of the Common Stock after the Subscription Date. The Subscribers are first entitled to such additional shares on the date on which a registration statement covering the Securities has been declared effective by the Securities and Exchange Commission (the "Commission") or, at the Subscriber's election, on the 180th day after the Subscription Date if such registration statement has not been declared effective by the Commission on such date ("Trigger Date"). The Company may be required to issue Reset Shares on the 30th, 60th, 90th, 120th, 150th, 180th, 210th, 240th, and 270th days following the Trigger Date (the Trigger Date and each of such other dates, a "Repricing Date"). If the closing bid price on any Repricing Date is lower than the Closing Price, then, at each Subscriber's election, not less than 10% and not more than 25% of the initial purchase price (the "Designated Portion"), shall be subject to the Reset Rights. To account for any deficiency between the closing bid price on any Repricing Date and the Closing Price, the Company will issue additional shares to the Subscribers (the "Repricing Shares") equal to the number of additional shares that could be purchased for the Designated Portion on such date.

         In light of the rules of the National Association of Securities Dealers, the Company will not be able to issue 20% or more of the outstanding shares of Common Stock unless this proposal is approved by the shareholders of the Company. See "Reason for Shareholder Approval". If shareholder approval of the proposed issuance is not obtained, the Company is obligated under the Agreements to pay to the Subscribers, for each additional share the Subscribers are otherwise entitled under the Reset Rights, the average closing bid price for the Common Stock for the five trading days immediately preceding, but not including, a Repricing Date.

         In lieu of delivering additional shares pursuant to the Reset Rights, the Company has received certain repurchase rights. The repurchase rights provide that the Company may, in the event the average closing bid price for the Common Stock on the NASDAQ SmallCap Market for the five trading days immediately preceding, but not including, a Repricing Date is less than $2.50 per share (the "Redemption Price"), deliver a sum of money determined by multiplying the number of additional shares otherwise deliverable by the Redemption Price.

Put

         The Company also has the right to "put" up to $3,000,000 the Subscribers over a two year period (the "Put Shares") after delivery of a notice (a "Put Notice") from the Company, at a price equal to 88% of the average closing bid prices of the Company's Common Stock over the five-day trading period beginning two trading days prior to the date the Put Notice is given and ending two trading days after the Put Notice is given. The obligation of the Subscribers to purchase Common Stock under a Put is subject to various conditions, including conditions relating to market price, trading volume and timing. The number of shares of Common Stock that the Company may issue at any one time pursuant to the Put is limited, depending upon the average closing bid price for the Common Stock immediately preceding the date of the Put Notice.

Right of First Refusal

         If the Company seeks to sell shares of its Common Stock to prospective investors at any time after the Subscription Date until the later of 90 days after the effective date of a registration statement covering the Securities or 270 days after the Subscription Date, the Company must give the Subscribers (i) prior written notice of such sale and (ii) an opportunity to purchase an amount of Common Stock to maintain their respective proportionate interests in the Company (the "Right of First Refusal"). The Right of First Refusal must be on the same terms and conditions offered to the prospective investors.

Reason for Shareholder Approval

         Under the rules of the National Association of Securities Dealers, issuers whose securities are listed on the NASDAQ SmallCap Market, where the Company's Common Stock is listed, are required to obtain shareholder approval, prior to the issuance of securities, in the following limited circumstances, in connection with a transaction other than a public offering involving: (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20 percent or more of common stock or 20 percent or more of the voting power outstanding before the issuance; or (ii) the sale or issuance by the Company of common stock (or securities convertible into or exercisable to purchase common stock) equal to 20 percent or more of the common stock or 20 percent or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

         As of June 23, 1998, there were 4,982,017 shares of Common Stock outstanding. Based on such amount of shares outstanding, the Company was able to issue pursuant to the Agreements, without shareholder approval, 995,907 shares of Common Stock. Assuming that neither the Reset Rights nor the Put Rights are exercised, the Company is required pursuant to the Agreements to issue 1,254,826 shares of Common Stock under the Private

Placement, including 100,000 shares issuable upon exercise of the Warrants. The Company may be required to issue an indeterminate number of shares of Common Stock if the Reset rights or the Put Rights are exercised.

         Therefore, the Board of Directors seeks shareholder approval of the proposed issuance of securities pursuant to the Agreements, including the Securities, the Reset Shares and the Put Shares. The issuance involves the Company issuing 20% or more of the shares of Common Stock outstanding. Shareholders are being asked to approve only the proposed issuance and are not being asked to approve any other aspect of the Private Placement.

         If shareholder approval of the proposed issuance is not obtained, the Company is obligated under the Agreements to pay to the Subscribers, for each additional share the Subscribers are otherwise entitled under the Reset Rights, the average closing bid price for the Common Stock for the five trading days immediately preceding, but not including, a Repricing Date. In addition, if shareholder approval of the proposed issuance is not obtained, the Company is obligated under the Agreements to pay monthly as liquidated damages to the Subscribers 3% of the initial purchase price of the Common Stock owned by the Subscribers. Finally, if shareholder approval of the proposed issuance is not obtained, the Escrowed Funds will not be released to the Company but instead will be returned to the Subscribers.

         If shareholder approval of the proposed issuance is obtained, 158,919 shares of Common Stock will be issued to the Subscribers and delivered to the escrow agent. Those shares along with the shares already held by the escrow agent will be released to the Subscribers and the Escrowed Funds released to the Company upon the filing of a registration statement by the Company covering the Securities. An additional indeterminate number of shares of common stock may be issued upon exercise of the Reset Rights or the Put Rights.

Vote Required

         A vote of the holders of a majority of the voting power of the issued and outstanding Common Stock of the Company, present in person or represented by proxy at the Meeting and entitled to vote at the Meeting, is required to approve the issuance of securities pursuant to the Private Placement. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting for determining the presence of a quorum but are not counted in the tabulation of the votes cast on the Proposal. Thus, an abstention from voting or a Proxy in which no direction is specified will have the same effect as a vote "against" the matter, even though the shareholder may interpret such action differently.

         The Company's Board of Directors recommends a vote FOR this proposal.

                                  MISCELLANEOUS

Shareholder Proposals

         If a shareholder intends to present a proposal at the Company's 1999 Annual Meeting of Shareholders and wants that proposal to be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be received at the Company's principal executive offices not later than December 30, 1998. As to any proposal that a shareholder intends to present to shareholders without including it in the Company's proxy statement for the Company's 1999 Annual Meeting of Shareholders, the proxies named in Management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than March 15, 1999. Even if proper notice is received on or prior to March 15, 1999, the proxies named in Management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the degree required by Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended.

Other Matters

         Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

Proxies

         All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

                                        By Order of the Board of Directors,


                                           /s/ GREGORY L. RICHEY
                                               GREGORY L. RICHEY
                                                      Secretary

August 12,  1998
                                       -7-

PROXY CARD


PROXY                                                                    PROXY
-----                                                                    -----

                           THE RECOVERY NETWORK, INC.
                 (Solicited on behalf of the Board of Directors)


         The undersigned holder of Common Stock of THE RECOVERY NETWORK, INC., revoking all proxies heretofore given, hereby constitutes and appoints William
D. Moses and Gregory L. Richey, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of THE RECOVERY NETWORK, INC., to be held at 1411 Fifth Street, Suite 200, Santa Monica, California 90401, on Thursday, September 10, 1998 at 2:00 p.m., Pacific time, and at any adjournments or postponements thereof.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

         Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR Proposal 1 set forth below.

             The Board of Directors recommends a vote FOR Proposal 1



       PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE

1. Proposal to approve the issuance of additional shares of the Company's Common Stock.

     |_|  FOR     |_| AGAINST       |_| ABSTAIN

2. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Meeting.




                                        The  shares  represented  by this  proxy
                                        will be voted in the manner directed. In
                                        the absence of any direction, the shares
                                        will  be  voted  FOR  Proposal  1 and in
                                        accordance with their discretion on such
                                        other   matters  as  may  properly  come
                                        before the  Meeting.

                                        Dated  ---------------------------- 1998

                                        ---------------------------------------,

                                        ----------------------------------------
                                        Signature(s)     (Signature(s)    should
                                        conform  to  names  as  registered.  For
                                        jointly owned shares,  each owner should
                                        sign.    When   signing   as   attorney,
                                        executor,    administrator,     trustee,
                                        guardian or officer of a corporation, please give full title).

                                             PLEASE  MARK AND SIGN  ABOVE AND
                                                  RETURN   PROMPTLY